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                                                                     Exhibit 5.2


                         [DEUTSCH WILLIAMS LETTERHEAD]


                                                            June 17, 2003

Sanmina-SCI Corporation
2700 North First Street
San Jose, CA   95134

         RE:      EXCHANGE OF 10.375% SENIOR NOTES DUE JANUARY 15, 2010

Ladies and Gentlemen:

         You have requested our opinion with respect to certain matters relating to Hadco Corporation ("Hadco"), a Massachusetts corporation and subsidiary of Sanmina-SCI Corporation, a Delaware corporation (the "Company"), in connection with the filing of a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Act"), an aggregate of up to $750,000,000 in principal amount of the Company's 10.375% Senior Secured Notes due January 15, 2010 (the "Exchange Notes") for issuance in exchange for the Company's outstanding 10.375% Senior Secured Notes due January 15, 2010 (the "Outstanding Notes"). The Registration Statement also covers the guarantee of the Exchange Notes by certain subsidiaries of the Company (the "Subsidiary Guarantors"), including the guarantee of the Exchange Notes by Hadco (the "Exchange Notes Guarantee).

         The Exchange Notes and the Exchange Notes Guarantee are to be issued pursuant to an exchange offer (the "Exchange Offer") under an Indenture, dated as of December 23, 2002 (the "Indenture"), by and among the Company, the Subsidiary Guarantors, including Hadco, and U.S. Bank National Association (as successor to State Street Bank and Trust Company of California, National Association), as trustee, as contemplated by the Exchange and Registration Rights Agreement, dated as of December 23, 2002, by and among the Company, the Subsidiary Guarantors, including Hadco, and the Initial Purchasers named therein.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) an executed copy of the Indenture; (ii) the articles of organization and bylaws of Hadco, each as amended to the date hereof; (iii) certain resolutions adopted by the Board of Directors of Hadco; (iv) a certificate dated June 13, 2003 of the Secretary of the Commonwealth of the Commonwealth of Massachusetts (the "Massachusetts certificate"; and (v) the form of the Exchange Notes, including the form of the Exchange Notes Guarantee. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and have made such other inquiries and investigations of law as we have deemed necessary or appropriate to enable us to render the opinions expressed below.
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Sanmina-SCI Corporation
June 17, 2003
Page 2


         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of Hadco and others and of public officials.

         Our opinions are expressed only with respect to the business corporation law of the Commonwealth of Massachusetts. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect. The opinion set forth in paragraph 1 is based solely upon the Massachusetts Certificate. We express no opinion as to compliance with any federal or state law, rule or regulation relating to securities, or the sale or issuance thereof.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

         1. Hadco is validly existing in good standing under the laws of the Commonwealth of Massachusetts.

         2. Hadco has the requisite corporate power to execute, deliver and perform its obligations under the Exchange Notes Guarantee.

         3. The Exchange Notes Guarantee has been duly authorized by Hadco.

         4. The Indenture has been duly authorized, executed and delivered by Hadco.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in such Registration Statement. In giving such consent, we do not concede that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. Further, we consent to the reliance by Wilson Sonsini Goodrich Rosati, Professional Corporation, on this letter in connection with their opinions regarding the enforceability of the Exchange Notes Guarantee against Hadco.

                                               Very truly yours,



                                               DEUTSCH WILLIAMS BROOKS
                                                DeRENSIS & HOLLAND, PC
                                           /s/ Deutsch Williams Brooks
                                                DeRensis & Holland, PC